EXHIBIT 4.3

      1988 EMPLOYEE INCENTIVE STOCK OPTION PLAN, AS AMENDED,
          AND FORM OF OPTION AGREEMENT FOR USE WITH PLAN


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                      WARRANTECH CORPORATION

            1988 EMPLOYEE INCENTIVE STOCK OPTION PLAN
                    (Amended as of July, 1996)



    I.   PURPOSE OF PLAN
         ---------------
    The Purpose of this Plan is to enable Warrantech Corporation (the "Company") to compete successfully in attracting, motivating and retaining employees with outstanding abilities by making it possible for them to purchase shares of the Company's Common Stock on terms which will give them a direct and continuing interest in the future success of the Company's business.

    II. DEFINITIONS
        -----------
    "Board" means the Board of Directors of the Company.

    "Code" means the United States Internal Revenue Code, as amended.

    "Effective Date" means the date the Plan is adopted by the Board.

    "Employee" means a person, including an officer, who is regularly employed on a salary basis by the Company or its subsidiary companies.

    "Incentive Stock Option" means an option granted under this Plan which the Board intends, at the time it is granted, to be an incentive stock option within the meaning of Section 422A of the Code.

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    "Optionee" means a person to whom an Incentive Stock Option has been granted under this Plan which has not expired or been fully exercised or surrendered.

    "Plan" means the Company's 1988 Employee Incentive Stock
Option Plan.

    "Share" means a share of common stock of the Company.

    III.     LIMITS ON OPTIONS
              -----------------

    The total number of Shares with respect to which Incentive
Stock Options may be granted under this Plan shall not exceed in the aggregate 600,000 Shares.

    No Incentive Stock Option shall be granted to any Employee who immediately after such option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company unless the option price at the time such Incentive Stock Option is granted is at least 110 percent of the fair market value of the Shares subject to the Incentive Stock Option and such Incentive Stock Option is not exercisable by its terms after the expiration of 5 years from the date of its grant.

    The aggregate fair market value (determined as of the date of grant) of each Incentive Stock Option granted to an Employee with respect to which such option is exercisable for the first time by such Employee during any calendar year shall not exceed $100,000.

    IV. GRANTING OF OPTIONS
        -------------------

    The Board is authorized to grant options pursuant to this Plan to selected Employees, including employees who are members

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of the Board, beginning on the Effective Date.  The number of
Shares, if any, optioned in each year, the Employees to whom Incentive Stock Options are granted, the number of Shares optioned to each Employee selected and the term of the Incentive Stock Option shall be wholly within the discretion of the Board, subject to terms and conditions set forth in this Plan.

    V.  TERMS OF STOCK OPTIONS
        ----------------------

    Subject to Section 3 hereof, the terms of Incentive Stock
Options granted this Plan shall be as follows:

        A. The option exercise price shall be fixed by the Board but shall in no event be less than 100% of the fair market value of the Shares subject to option on the date the Incentive Stock Option is granted.

        B. Incentive Stock Options shall not be transferable other than by will or by the laws of descent and distribution. No Incentive Stock Option shall be subject, in whole or in part, to attachment, execution or levy of any kind.

        C. Each Incentive Stock Option shall expire and all rights thereunder shall end at the expiration of such period (which shall not be more than ten years) after the date on which it was granted as shall be fixed by the Board, subject to all cases to earlier expiration as provided in subsections D and E of this Section 5 in the event of termination of employment or death.

        D.   During the lifetime of an Optionee his Incentive
        Stock Option shall be exercisable only by him and only

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        while continuously employed by the Company, or within
        30 days of termination of employment for any reason or one year after termination of employment if the Optionee is disabled within the meaning of Section
        22(e)(3) of the Code (but not later than the end of the period fixed by the Board in accordance with the provisions of subsection (c) of this Section 5), but only if and to the extent the Incentive Stock Option was exercisable by him on the last day of such employ-ment and only if he has not engaged in any conduct that directly or indirectly adversely affects the Company.

         E. If an Optionee dies within a period during which his Incentive Stock Option could have been exercised by him, his Incentive Stock Option may be exercised within one year after his death (but not later than the end of the period fixed by the Board in accordance with the provisions of subsection (c) of this Section 5) by those entitled under his will or the laws of descent and distribution, but only if and to the extent such Incentive Stock Option was exercisable by him immediately prior to his death.

         F. Subject to the foregoing terms and to such additional terms regarding the exercise of the Incentive Stock Options as the Board may fix at the time of grant, Incentive Stock Options may be exercised in whole at one time or in part from time to time.

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         G.   No Incentive Stock Option granted hereunder may be
         exercised prior to the expiration of one year from the date of grant.

         H. Incentive Stock Options granted pursuant to this Plan shall be evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number Shares subject to option.

    VI.  RECAPITALIZATION AND REORGANIZATION OF THE COMPANY
         --------------------------------------------------

         A. The aggregate number of Shares subject to option under this Plan will be appropriately adjusted if the number of issued Shares of the Company is increased or reduced by change in par value, combination, split-up, reclassification, distribution of a dividend payable in stock, or the like after the Effective Date. The number of Shares previously optioned and not thereto-fore delivered and the option prices therefor shall likewise be appropriately adjusted whenever the number of issued Shares is increased or reduced by any procedure after the date or dates on which such Shares were optioned. Shares covered by Incentive Stock Options which have expired or which have been surrendered or forfeited may again be optioned under this Plan. Shares received by the Company in payment of all or of a portion of the purchase price of Shares issued pursuant to the exercise of any option granted hereunder may again be optioned under this Plan.
         B. In the event that the Company is succeeded by another corporation in reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the

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successor corporation shall assume the obligations regarding the outstanding options granted under this Plan or shall substitute new options for them, with such modification by the successor corporation as may be necessary continue their status or the status of the substituted Incentive Stock Options as incentive stock options for purposes of the Code.

    VII. DELIVERY OF PAYMENT FOR SHARES
         ------------------------------
         No Shares shall be delivered upon the exercise of an Incentive Stock Option until the option price has been paid in full, and if required by the Board, no Shares will be delivered upon the exercise of an Incentive Stock Option until the Optionee has given the Company (a) a satisfactory written statement that he is purchasing the Shares as an investment and not with a view to the sale or distribution of any of such Shares, and (b) a written agreement not to sell any Shares received upon the exercise of the Incentive Stock Option or any other Shares of the Company that he may then own or thereafter acquire except either
(i) in compliance with the Securities Act of 1933, as amended (provided that the Company shall be under no obligation to register either the Plan, or any securities obtained by the Optionee pursuant thereto, with the Securities and Exchange Commission), or (ii) with the prior written approval of the Company. Payment for Shares received pursuant to the exercise of an option may be made either in cash or certified check, or shares, or any combination thereof at the election of the Optionee. If payment is made in Shares at the election of the

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Optionee, the value of the Shares received by the Company shall be their fair market value.

    VIII.     TRANSFER OF SHARES UPON EXERCISE OF OPTIONS
              -------------------------------------------

         In the event that the Shares are registered under the Securities Act of 1933, as amended, the Optionee may not sell more than 50% of the Shares acquired upon exercise of an Incentive Stock Option within the first year following such exercise, and shall be permitted to sell all of such Shares thereafter. The certificate(s) issued reflecting any such shares shall bear a legend substantially as follows:

    "No more than 50% of the shares represented by this certificate may be sold within one year following the date of original issue thereof. All of such shares may be sold thereafter."

    IX.  CONTINUATION OF EMPLOYMENT
         --------------------------

         Neither this Plan nor any Incentive Stock Option granted hereunder shall confer upon any Employee any right to continue in the employ of the Company or limit in any respect the right of the Company to terminate his employment at any time.

    X.   ADMINISTRATION
         --------------

         This Plan shall be administered by the Board, if each member is disinterested, as that term is defined in Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended, or a committee of two (2) or more of such disinterested Board members, who will have sole discretion in deciding the timing, pricing and amount of the grant or award.
In addition, the Board shall interpret the Plan and make all other determinations necessary or advisable for its administration, including such rules and regulations and procedures as it

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deems applicable.  In the event of a disagreement as to the interpretation of this Plan or any amendment hereto or any rule, regulation or procedure hereunder or as to any right or obliga tion arising from or related to this Plan, the decision of the Board or the committee shall be final and binding upon all persons in interest, including the Company and its stockholders.

    XI.  RESERVATION OF SHARES
         ---------------------

         Shares delivered upon the exercise of an option shall, in the discretion of the Board, be either Shares heretofore or hereafter authorized and then unissued, or previously issued shares heretofore or hereafter acquired through purchase in the open market or otherwise, or some of each. The Company shall be under no obligation to reserve or to retain in its treasury any particular number of Shares at any time, and no particular Shares, whether unissued or held as treasury Shares, shall be identified as those optioned under this Plan.

    XII. AMENDMENT OF PLAN
         -----------------

         The Board without further action by the stockholders may amend this Plan from time to time as it deems desirable and shall make any amendments which may be required so that options intended to be incentive stock options (within the meaning of Section 422A of the Code) shall at all times continue to be incentive stock options for purpose of the Code; provided that no such amendment shall increase the maximum number of Shares for which Incentive Stock Options may be granted, reduce the minimum option price, extend the option period with respect to any Incentive Stock Option, permit the granting of Incentive Stock

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Options to anyone other than as provided in the Plan, or allow administration of the Plan in a manner violative of Rule 16b-3.

    XIII.     TERMINATION OF THE PLAN
              -----------------------

         This Plan shall terminate ten (10) years from the date the Plan is adopted by the Board. The Board may, in its discretion, terminate this Plan at any time prior to such date, but such termination shall not deprive Optionees of their rights under their options.

    XIV. EFFECTIVE DATE

         This Plan shall become effective upon its adoption by the Board and Incentive Stock Options hereunder may be granted at any time on or after that date. However, no Incentive Stock Option may be exercised unless this Plan is approved by a vote of holders of a majority of the outstanding Shares of the Company's Common Stock at a meeting of stockholders of the Company held within twelve months after the Effective Date.

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                      WARRANTECH CORPORATION
                       300 ATLANTIC STREET
                   STAMFORD, CONNECTICUT  06901


                                            Dated:  ___________________


    Re:  Option to purchase _________
         shares at $_______ per share

To: _________________, Optionee

         1. Warrantech Corporation (the "Company"), deeming it in its best interest that you remain in the employ of its organi zation and as an incentive for you to so remain and have an increasing interest in the Company as stockholder, hereby gives and grants you, subject to all of the provisions, terms and conditions contained in the Company's 1988 Employee Incentive Stock Option Plan, as amended (the "Plan"), a copy of which is annexed hereto and made a part hereof, and subject to the further provisions hereof, the right and option to purchase up to the aggregate number of shares of Common Stock of the Company, and at the price per share, set forth above (the "Option"). Such purchase price is not less than the fair market value of such stock on the date above, which is the date the granting of such option ("Date of Grant").

         2. This Option may be exercised as to the first _________ shares commencing on ___________________. This Option may be exercised for another ________ shares commencing on _____________. This Option on the remaining _______ shares may be exercised on _____________.

         3. This Option shall be exercisable by you only while you are an employee of the Company or any subsidiary thereof, or within 30 days of termination of such employment for any reason except for termination of your employment due to disability within the meaning of Section 22(e)(3) of the Internal Revenue Code, in which case this Option shall be exercisable by you for a period of one year after the date of such termination, but only to the extent such option was exercisable by you pursuant to paragraph 2 hereof at the time of such termination and only if you have not engaged in any conduct that directly or indirectly adversely affects the Company. This Option is exercisable only by you, and is not transferrable by you, otherwise than by will, or by the laws of descent and distribution. In the event of your death, while you are an employee of the Company or any subsidiary

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thereof, the Option may be exercised by the executors or
administrators of your estate or by a person who acquired the right to exercise the Option by bequest or inheritance or by reason of your death, and then only if, and to the extent that, you were entitled to exercise the Option at the date of your death, up to a maximum exercise period of one year.

         4. The exercise of this Option shall be made by the delivery to the Company of a written notice of intention to exer cise the Option, specifying the number of shares then to be purchased under the Option and the date of such purchase (which, unless the Company otherwise consents, shall be at least five days and not more than fifteen days after the date of mailing of such notice), and by the tender of payment to the Company on said date of the purchase price of the number of shares specified in such notice. Payment shall be made in cash or by certified check or with previously acquired common stock of the Company having a fair market value equal to the option price, or any combination thereof.

         5. Upon payment of the purchase price of the shares specified in the notice, the Company shall deliver to you a certificate or certificates for the shares purchased.

         6. You may be required to make an appropriate repre sentation at the time of any exercise of this Option that it is your intention to acquire the shares being purchased for invest ment and not for resale or distribution. In addition, you may be required to agree in writing not to sell any shares acquired pursuant to this Option or any other shares of the Company that you may now or hereafter acquire except either (i) in compliance with the Securities Act of 1933, as amended provided that the Company shall be under no obligation to register either the Plan or any securities obtained pursuant to your exercise of your rights, hereunder, with the Securities and Exchange Commission, or (ii) with prior written approval of the Company. An appro priate legend restricting the sale of any such shares may be placed upon the certificates representing such shares and any resale must be in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         7. This agreement shall be binding upon and shall inure to the benefit of any successors or assigns of the Company, and, to the extent herein provided, shall be binding upon and inure to the benefit of your legal representatives.

         8. NEITHER THIS OPTION NOR THE SHARES THAT SHALL BE RECEIVED UPON THE EXERCISE OF THIS OPTION HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND THE SHARES OBTAINED PURSUANT TO THE EXERCISE OF THIS OPTION MAY BE OFFERED OR SOLD ONLY IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS OPTION, AND ONLY IF REGISTERED OR QUALIFIED PURSUANT TO SAID LAWS OR IF

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AN EXEMPTION FROM SUCH REGISTRATION, OR QUALIFICATION IS
AVAILABLE.

         9. In the event that the shares that shall be received upon the exercise of this Option are registered under the Securities Act of 1933, as amended, you acknowledge and agree that you shall be permitted to sell no more than 50% of the shares acquired upon exercise of this Option within the first year following such exercise, and you shall be permitted to sell all of such shares thereafter. An appropriate legend restricting the sale of any such shares may be placed upon the certificates representing such shares.

         10. This Option is not, and should not be deemed to be, an employment agreement between you and the Company, and nothing contained herein shall be deemed to confer upon you any right to remain in the employ of the Company or any subsidiary thereof, or in any way to limit the right of the Company or any such subsidiary to terminate your employment.

         11. If the foregoing is in accordance with your under standing and approved by you, please so confirm by signing and returning the duplicate of this letter enclosed for that purpose.

                                  Very truly yours,

                                  WARRANTECH CORPORATION


                                  By:__________________________


         I hereby confirm that the foregoing is in accordance with my understanding and is hereby agreed and accepted in its entirety as of the date of the above letter.




___________________________
__________________, Optionee